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                                                                    Exhibit 23.5



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report dated February 26, 1996, except for Notes 15 and 16 which are dated February 25, 1997, on our audit of the financial statements of Camelot Barthropp Limited (formerly Speed 6060 Limited) for the years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."



                                                    /s/ Coopers & Lybrand L.L.P.
                                                   -----------------------------
                                                        COOPERS & LYBRAND LLP



London, United Kingdom
January 20, 1998